Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




                       RE: GREEN MACHINE DEVELOPMENT CORP.

                            FILE REF. NO. 333-06388


We have read the statements that we understand Green Machine Development Corp. will include under Item 4.01 of Form 8-K it will file regarding the change in auditors. We agree with the statements concerning our Firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,


DASZKAL BOLTON LLP
Certified Public Accountants

September 21, 2006